UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 29, 2023 (November 28, 2023)

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 28, 2023 (the “Prior 8-K”), Velo3D, Inc. (the “Company) entered into a Securities Exchange Agreement (the “Exchange Agreement”), dated as of November 27, 2023, with the holders (the “Holders”) of the Company’s outstanding senior secured convertible notes (the “Prior Notes”), and a First Amendment to Securities Purchase Agreement, dated as of November 27, 2023 (the “Purchase Agreement Amendment”), with the Holders. The disclosure contained in Items 1.01, 2.03, 3.02 and 9.01 of the Prior 8-K is incorporated by reference herein (the “Incorporated Information”), and to the extent that the information in this report differs from or updates the Incorporated Information, the information in this report supersedes or supplements the Incorporated Information.

Closing of Exchange of Securities

On November 28, 2023 (the “Closing Date”), the Company completed the previously reported exchange of securities with the Holders, pursuant to which (i) the Company made a cash payment to the Holders of $15.0 million to repay $12.5 million of aggregate principal amount of the Prior Notes, together with accrued and unpaid interest (which interest rate was at the Default Interest rate provided in the Prior Notes and accrued as of October 1, 2023), (ii) the remaining Prior Notes were exchanged for (A) $57.5 million aggregate principal amount of new senior secured notes (the “Exchange Notes”) and (B) 10,000,000 shares of Common Stock (the “Exchange Shares”), and (iii) the Company made a cash payment to the Holders of accrued and unpaid interest (which interest rate was at the Default Interest rate provided in the Prior Notes and accrued as of October 1, 2023) on the remaining Prior Notes exchanged.

In addition, on the Closing Date, the previously reported amendments provided for in the Purchase Agreement Amendment became effective.

Voting Agreements

In connection with the closing, the Company’s officers and directors entered into voting agreements (the “Voting Agreements”) with the Company pursuant to which the Company’s officers and directors agreed to, among other things, vote at any annual or special meeting of the Company’s stockholders their shares of Common Stock to approve the issuance of the shares of Common Stock issuable pursuant to the Exchange Notes and to provide a proxy to the Company to vote such shares accordingly.

A copy of the form of Voting Agreement is included in this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The summary description of the terms of the Voting Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.

Second Supplemental Indenture and Exchange Notes

In connection with the closing, the Company entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”), which amends and supplements the indenture dated as of August 14, 2023 (the “Base Indenture”) between the Company and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”), pursuant to which the Exchange Notes were issued.

The Exchange Notes are senior secured obligations of the Company and are effectively senior to all of the Company’s unsecured indebtedness to the extent of the collateral securing the Exchange Notes. Aside from the foregoing, the Exchange Notes rank pari passu with all of the Company’s other senior indebtedness and senior to any of the Company’s subordinated indebtedness.

The Exchange Notes are secured by a first lien security interest in the Company’s and its wholly-owned subsidiary Velo3D US, Inc.’s (“Velo3D US”) assets, including, but not limited to, the Company’s intellectual property (subject to prior liens and other customary exclusions, in each case, acceptable to High Trail Investors ON LLC, as collateral agent (the “Collateral Agent”), in its sole discretion) other than the Company’s and Velo3D US’s non-U.S. assets (the “Initial Collateral”) as described below under “—Amendment to Security Agreement”. The Exchange Notes provide that at or before 45 days after the Closing Date (which period may be extended in the reasonable discretion of the Collateral Agent), the Company will deliver to the Collateral Agent such additional security documents, in form and substance reasonably acceptable to the Collateral Agent, which perfect a first lien security interest in all the Company’s remaining assets (subject to prior liens and other customary exclusions, in each case, acceptable to the Collateral Agent in its sole discretion).

The Exchange Notes bear interest at 6.00% per annum, payable quarterly in cash on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2024, and mature on August 1, 2026 (the “Maturity Date”). When the Company repays principal on the Exchange Notes pursuant to the terms of the Exchange Notes, it is required to pay 120% of the principal amount repaid (the “Repayment Price”) plus accrued and unpaid interest.

On the first day of each three-month period beginning on January 1, 2024 (a “Partial Redemption Date”), the Company will redeem a portion of the principal amount of the Exchange Notes at the Repayment Price plus accrued and unpaid interest, unless the Holder cancels such redemption. The aggregate principal amount of the Exchange Notes that will be redeemable on a Partial Redemption Date will be $8,750,000 for a Repayment Price of $10,500,000.

Subject to certain exceptions, upon the completion of certain equity financings, holders of the Exchange Notes have the right to require the Company to use up to 25% of the gross proceeds of the equity financing to redeem all or a portion of the principal amount of the Notes at the Repayment Price plus accrued and unpaid interest.

Holders of the Exchange Notes also have the right to require the Company to repurchase all or a portion of their Exchange Notes upon the occurrence of certain corporate events constituting a “fundamental change” at 100% of the Repayment Price plus accrued and unpaid interest.

The Exchange Notes contain customary affirmative and negative covenants (including covenants that limit the Company’s ability to incur debt, make investments, transfer assets, engage in certain transactions with affiliates and merge with other companies, in each case, other than those permitted by the Exchange Notes) and events of default.
Furthermore, the Company is required to maintain a minimum of $35 million of unrestricted cash and cash equivalents and to maintain minimum levels of Available Cash (as defined in the Exchange Notes), calculated monthly based on a rolling three-month lookback period beginning with the three-month period ending on December 31, 2023, specified in the Exchange Notes (the “Cash Burn Covenant”). If an event of default occurs, the holders of the Exchange Notes may declare the Exchange Notes due and payable for cash in an amount equal to the Event of Default Acceleration Amount (as defined in the Exchange Notes). If an event of default occurs and the Company fails to pay the Event of Default Acceleration Amount when due in accordance with the Exchange Notes, then the holders may elect to receive such unpaid portion of the Event of Default Acceleration Amount, entirely or partially, in shares of Common Stock calculated based on dividing Event of Default Acceleration Amount by the lowest of the 10 daily volume weighted average prices of the Common Stock immediately prior to the applicable event of default stock payment date.

Copies of the Second Supplemental Indenture and the form of Exchange Notes are included in this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The summary descriptions of the terms of the Second Supplemental Indenture and the Exchange Notes in this report are qualified in their entirety by reference to Exhibits 4.1 and 4.2.

Amendment to Security Agreement

In connection with the closing, the Company and Velo3D US entered into an amendment (the “Security Agreement Amendment”) to the U.S. security agreement with the Collateral Agent entered into on August 14, 2023, which created a first lien security interest in the Company’s and such subsidiary’s assets, including, but not limited to, the Company’s intellectual property (subject to prior liens and other customary exclusions, in each case, acceptable to the Collateral Agent in its sole discretion) and perfected a first lien security interest in the Initial Collateral (the “Initial Security Agreement Terms”). The Security Agreement Amendment reaffirms the Initial Security Agreement Terms in connection with the issuance of the Exchange Notes.

A copy of the Security Agreement Amendment is included in this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The summary description of the terms of the Security Agreement in this report is qualified in its entirety by reference to Exhibit 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information required by this Item 3.02 is set forth under Item 1.01 above and is incorporated herein by reference.

The Exchange Notes and the Exchange Shares were issued as securities exchanged by the Company with its existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1†	Second Supplemental Indenture, dated as of November 28, 2023, by and between the Company and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of Exchange Note (previously filed as Exhibit 4.2 to the Prior 8-K and incorporated by reference herein).
10.1	Form of Voting Agreement (previously included as Exhibit D to Exhibit 10.1 to the Prior 8-K and incorporated by reference herein).
10.2†	Amendment to Security Agreement, dated as of November 28, 2023, by and among the Company, Velo3D US, Inc. and High Trail Investors ON LLC, as collateral agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
† Portions of this exhibit (indicated with markouts) have been redacted in accordance with Item 601(b)(10)(iv).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	November 29, 2023	By:	/s/ Benyamin Buller
		Name:	Benyamin Buller
		Title:	Chief Executive Officer